                                                                   EXHIBIT 10.11




                           INTEREST PURCHASE AGREEMENT

                                      AMONG

                             INTELLIPOST CORPORATION

                        DIRECT MARKETING TECHNOLOGY, INC.

                                       AND

                         BRIGAR COMPUTER SERVICES, INC.


                          DATED AS OF NOVEMBER 30, 1998

                          INDEX OF EXHIBITS AND ANNEXES


EXHIBIT         DESCRIPTION
-------         -----------
Exhibit A       Amended and Restated Investor Rights Agreement
Exhibit B       Amended and Restated Co-Sale Agreement
Exhibit C       Amended and Restated Voting Agreement

                               INDEX OF SCHEDULES


SCHEDULE                      DESCRIPTION
--------                      -----------
2.2                           MNET Capital Structure
2.4                           MNET Financials
2.5                           Brokers' and Finders' Fees; Third Party Expenses
2.13                          Sale of MNET Interests

                              Buyers' Schedule

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I - PURCHASE AND SALE OF INTERESTS.....................................................-2-

1.1     Sale of Interests......................................................................-2-
        1.2    Closing.........................................................................-2-
        1.3    Purchase Price and Payment......................................................-2-

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS.........................................-2-

        2.1    Organization of MNET............................................................-2-
        2.2    MNET Capital Structure..........................................................-3-
        2.3    Authority.......................................................................-3-
        2.4    MNET Financial Statements.......................................................-3-
        2.5    Brokers' and Finders' Fees; Third Party Expenses................................-4-
        2.6    Experience......................................................................-4-
        2.7    Investment......................................................................-4-
        2.8    Rule 144........................................................................-4-
        2.9     Rule 144A......................................................................-4-
        2.10   No Public Market................................................................-5-
        2.11   Access to Data..................................................................-5-
        2.12   Legends.........................................................................-5-
        2.13   Sale of MNET Interests..........................................................-5-
        2.14   Representations Complete........................................................-5-
        2.15   Schedules Cumulative............................................................-6-
        2.16   Knowledge of Sellers Defined....................................................-6-

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER..........................................-6-

        3.1    Organization and Standing; Certificate and Bylaws...............................-6-
        3.2    Corporate Power.................................................................-6-
        3.3    Capitalization..................................................................-6-
        3.4    Subsidiaries....................................................................-7-
        3.5    Authorization...................................................................-7-
        3.6    Changes.........................................................................-7-
        3.7    Liabilities.....................................................................-8-
        3.8    Title to Properties and Assets..................................................-8-
        3.9    Patents, Trademarks.............................................................-8-
        3.10   Compliance with Other Instruments, None Burdensome..............................-9-
        3.11   Litigation.....................................................................-10-
        3.12   Employees.  ...................................................................-10-

                                TABLE OF CONTENTS
                                   (CONTINUED)

        3.13   Registration Rights............................................................-10-
        3.14   Governmental Consents..........................................................-10-
        3.15   Securities Law Exemption.......................................................-10-
        3.16   Agreements: Action.............................................................-11-
        3.17   Brokers or Finders; Other Offers...............................................-12-
        3.18   Indemnification of Officers and Directors......................................-12-
        3.19   Qualified Small Business.......................................................-12-
        3.20   Compliance with Laws; Permits..................................................-12-
        3.21   Tax Returns, Payments and Elections............................................-13-
        3.22   Title to Property and Assets...................................................-13-
        3.23   Obligations of Management......................................................-13-
        3.24   Minute Books...................................................................-13-
        3.25   Environmental and Safety Laws..................................................-13-
        3.26   Section 83(b) Elections........................................................-13-
        3.27   Real Property Holding Corporation..............................................-14-
        3.28   Investment Company Act.........................................................-14-
        3.29   Employee Benefit Plan..........................................................-14-
        3.30   Prohibited Payments............................................................-14-
        3.31   Manufacturing and Marketing Rights.............................................-14-
        3.32   Insurance......................................................................-14-
        3.33   Disclosure.....................................................................-14-

ARTICLE IV - CONDUCT PRIOR TO THE CLOSING.....................................................-14-

        4.1    No Solicitation................................................................-14-
        4.2    No Encumbrance.................................................................-15-
        4.3    Conduct of Buyer...............................................................-15-

ARTICLE V - ADDITIONAL AGREEMENTS.............................................................-16-

        5.1    Access to Information..........................................................-16-
        5.2    Expenses.......................................................................-16-
        5.3    Notification of Certain Matters................................................-16-
        5.4    Board of Directors.............................................................-16-
        5.5    Standstill.....................................................................-16-
        5.6    Non-Competition................................................................-17-
        5.7    Additional Documents and Further Assurances....................................-17-

                                TABLE OF CONTENTS
                                   (CONTINUED)

ARTICLE VI - CONDITIONS TO THE CLOSING........................................................-17-

        6.1    Conditions to Obligations of Sellers...........................................-17-
        6.2    Conditions to the Obligations of Buyer.........................................-18-

ARTICLE VII - SURVIVAL; INDEMNIFICATION; ESCROW...............................................-19-

        7.1    Survival and Limitations of Claims.............................................-19-
        7.2    Indemnification................................................................-19-

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER..............................................-20-

        8.1    Termination....................................................................-20-
        8.2    Effect of Termination..........................................................-21-
        8.3    Amendment......................................................................-21-
        8.4    Extension; Waiver..............................................................-21-

ARTICLE IX - GENERAL PROVISIONS...............................................................-22-

        9.1    Notices........................................................................-22-
        9.2    Interpretation.................................................................-23-
        9.3    Counterparts...................................................................-23-
        9.4    Entire Agreement; Assignment...................................................-23-
        9.5    Severability...................................................................-23-
        9.6    Other Remedies.................................................................-23-
        9.7    Governing Law..................................................................-24-
        9.8    Rules of Construction..........................................................-24-
        9.9    Specific Performance...........................................................-24-

                           INTEREST PURCHASE AGREEMENT


        This INTEREST PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 30, 1998 by and between Intellipost Corporation, a Delaware corporation ("BUYER") and Direct Marketing Technology, Inc., an Illinois corporation ("DMT") and Brigar Computer Services, Inc., a New York corporation ("BCS") (collectively the "SELLERS").

                                    RECITALS

        A. The Boards of Directors of each of Buyer and Sellers believe it is in the best interests of each company and their respective stockholders or shareholders that Buyer acquire MNET through the acquisition of all of the issued and outstanding interests of MNET together with all outstanding options and other rights to acquire or receive any interests of MNET (together, the "MNET INTERESTS") in furtherance thereof, have approved the transactions contemplated hereby.

        B. Sellers are the owner of and have good and valid title to all outstanding interests of MNET, free and clear of any legal or equitable encumbrances.

        C. Subject to the terms and conditions of this Agreement, Buyer will purchase and Sellers will sell all of the MNET Interests all in consideration for shares of the Series D Preferred Stock to purchase Series D Preferred Stock and Common Stock of Buyer ("BUYER STOCK").

        D. Concurrently with the execution of this Agreement, and as a condition and inducement to Buyer's willingness to enter into this Agreement, Sellers shall enter into a Amended and Restated Investor Rights Agreement, Amended and Restated Co-Sale Agreement and Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit A, Exhibit B and Exhibit C (the "INVESTOR AGREEMENTS").

        E. Buyer and Sellers desire to make certain representations and warranties and other agreements in connection with the purchase and sale of the MNET Interests.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF INTERESTS

        1.1 Sale of Interests. At the Closing (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement, DMT will sell, transfer, convey and deliver to Buyer and Buyer will purchase and acquire from DMT, good and valid title to 66% of the MNET Interests, free and clear of any liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances. At the Closing, BCS will sell, transfer, convey and deliver to Buyer all right, title and interest in and to the remaining 34% of the MNET Interests assigned to BCS by Enhanced Response Technologies, Inc. ("ERT") At the Closing, Sellers will deliver to Buyer duly executed instruments of transfer and assignment of the MNET Interests sufficient to vest in Buyer the interests in the MNET Interests in accordance with the terms of this Agreement, and MNET will become a wholly-owned subsidiary of Buyer. At the Closing, Buyer shall deliver to DMT the Stock Consideration together with all certificates, instruments of transfer and documents sufficient to transfer all right title and interest to the Stock Consideration to DMT.

        1.2 Closing. Unless this Agreement is earlier terminated pursuant to
Section 8.1 hereof, the closing of the purchase and sale of the MNET Interests (the "CLOSING") will take place as promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Buyer and Sellers. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE."

        1.3 Purchase Price and Payment.

                (a) The aggregate purchase price to be paid by Buyer to Sellers for the MNET Interests will be a number of shares of Buyer Stock (the "STOCK CONSIDERATION") equal to 1,213,592 shares of Buyer Series D Preferred Stock and 2,164,535 shares of Buyer Common Stock. At the Closing, Buyer will deliver to Sellers certificates representing the Stock Consideration.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS


        Sellers hereby represent and warrant to Buyer (unless such representation and warranty is expressly given as to one of the Sellers or another), subject to such exceptions (referencing the appropriate section number) as are specifically disclosed in the disclosure letter, dated as of the date hereof, supplied by Sellers to Buyer (the "SELLERS SCHEDULES") and such other disclosures that are made pursuant to Section 2.26 therein, as follows:

        2.1 Organization of MNET. MNET is a limited liability company duly organized, validly existing and in good standing under the laws of California. MNET has the corporate power to own its properties and to carry on its business as now being conducted. California is the only jurisdiction that Sellers are aware of in which MNET is qualified to do business. Seller has delivered to Buyer a true and correct copy of the Operating Agreement or comparable organizational documents of MNET, each as amended to date, which Operating Agreement is attached to Schedule 2.1.

        2.2 MNET Capital Structure.

                (a) The authorized membership interest of MNET consists solely of 100% Percentage Interest, of which 100% interests are issued and outstanding. Except as provided in Schedule 2.2, DMT represents that it has good and valid title to 66% of MNET's Interest, free and clear of any liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances. Except as provided in Schedule 2.2, BCS represents that it has been assigned ERT's 34% MNET Interest. All outstanding interests of MNET are duly authorized, validly issued, fully paid and non-assessable and, as to DMT's 66% Interest not subject to preemptive rights in favor of third parties created by statute, the Operating Agreement or any agreement to which either MNET or DMT is a party or by which it is bound. Except as provided in Schedule 2.2, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which is a party or by which it is bound obligating DMT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any of its interests of MNET, or obligating DMT to grant, issue or enter into any such option, warrant, call, right, commitment or agreement. Except as provided in Schedule 2.2, as a result of the purchase and sale of the MNET Interests as contemplated hereby, Buyer will be the sole beneficial owner of all DMT's outstanding interests of MNET and all rights to acquire or receive such interests of MNET and will be the sole beneficial owner of all MNET Interests transferred to BCS by ERT.

        2.3 Authority. Sellers have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Sellers. The Boards of Directors of Sellers have approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and constitutes the valid and binding obligation of each Seller, enforceable in accordance with its terms. Except as set forth on Schedule 2.3, to Sellers' knowledge the execution and delivery of this Agreement by the Sellers does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") any provision of the Articles of Organization, Operating Agreement or Bylaws (or comparable organizational document) of the Sellers or MNET.

        2.4 MNET Financial Statements.

                (a) Schedule 2.4 sets forth MNET's unaudited balance sheet as of October 31, 1998 (the "BALANCE SHEET") and the related unaudited statement of income (collectively, the "MNET

FINANCIALS"). Except as provided in Schedule 2.4, DMT represents that the MNET Financials are accurate and correct in all material respects based on the books and records provided by MNET to DMT and have been prepared on a basis consistent throughout the periods indicated and consistent with each other. Except as provided in Schedule 2.4, DMT represents that the MNET Financials present fairly the financial condition and operating results of MNET as of the dates and during the periods indicated therein based on the books and records provided by MNET. Except as provided in Schedule 2.4, DMT represents that the MNET Financials have been prepared in good faith in accordance with the books and records of MNET and consistent with the accounting policies and procedures employed by MNET in prior periods.

        2.5 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.5, to Sellers' knowledge MNET has not incurred, nor will MNET incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.6 Experience. DMT has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer so that it is capable of evaluating the merits and risks of its investment in the Buyer and has the capacity to protect its own interests.

        2.7 Investment. DMT is acquiring the Stock Consideration for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Sellers understand that Stock Consideration has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Sellers' representations as expressed herein.

        2.8 Rule 144. DMT acknowledge that the Stock Consideration must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Sellers are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

        2.9 Rule 144A. The Sellers acknowledge that they are familiar with the provisions of Rule 144A promulgated under the Securities Act, which permits resales of securities acquired in a non-public offering to certain qualified institutional buyers, subject to the satisfaction of certain conditions. The Sellers understand that the conditions under Rule 144A include, among other things, the right of the Sellers and subsequent transferees of the Sellers to obtain from the Buyer certain information about the Buyer, if the Buyer has not been required to file periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        2.10 No Public Market. The Sellers understand that no public market now exists for any of the securities issued by the Buyer and that the Buyer has made no assurances that a public market will ever exist for the Buyer's securities.

        2.11 Access to Data. The Sellers have had an opportunity to discuss the Buyer's business, management and financial affairs with the Buyer's management and has also had an opportunity to ask questions of the Buyer's officers, which questions were answered to its satisfaction. The foregoing does not limit or modify the representations and warranties of Buyer made in Article III hereof or the right of Seller to rely thereon.

        2.12 Legends.

                It is understood that the certificates evidencing the Stock Consideration issued to the Sellers may bear one or all of the following legends:

                (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                (b) Any legend required by the laws of the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

        2.13 Sale of MNET Interests. Except as provided on Schedule 2.13, DMT is the beneficial owner of 66% of the MNET Interests free and clear of all liens, claims, charges, pledges, security interests, options, or other legal and equitable encumbrances, and are subject to no restrictions with respect to transferability, except for such governmental approvals as are set forth in the Seller Schedules. DMT has not offered the MNET Interests for sale to any person other than Buyer. The sale and delivery of DMT's MNET Interests to Buyer pursuant to the terms hereof will vest in Buyer legal and valid title to its MNET Interests free and clear of all liens, encumbrances or other defects of title other than those created by Buyer. BCS is the beneficial owner of the 34% Interest in MNET assigned to it by ERT. The sale and delivery of BCS's MNET Interests will vest in Buyer all right, title and interest in and to the MNET Interests that were assigned to BCS by ERT. BCS has not offered the MNET Interests assigned to it to any person other than Buyer.

        2.14 Representations Complete. DMT represents that none of the representations or warranties made by DMT, nor any statement made in any Schedule or certificate furnished by DMT pursuant to this Agreement contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.15 Schedules Cumulative. Any item contained on any schedule shall be deemed disclosed on any other schedule where applicable.

        2.16 Knowledge of Sellers Defined. Where Sellers have given a representation or warranty based on the knowledge of the Sellers, such knowledge shall be limited to the actual knowledge of either Thomas Newkirk or Carla Nelson as of the date of this Agreement.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Except as set forth on the Buyer's Schedule, Buyer represents and warrants to Seller as follows:

        3.1 Organization and Standing; Certificate and Bylaws. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Buyer is qualified to do business as a foreign corporation in the State of California. The Buyer is not qualified to do business as a foreign corporation in any other jurisdiction and the failure to be so qualified will not have a material adverse effect on the Buyer's business as now conducted or as proposed to be conducted.

        3.2 Corporate Power. The Buyer has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Stock Consideration hereunder and to carry out and perform its obligations under the terms of this Agreement, the Investor Agreements.


        3.3 Capitalization. The authorized capital stock of the Buyer consists of 40,000,000 shares of Common Stock, $0.001 par value, and 13,000,000 shares of Preferred Stock, $0.001 par value, of which 4,000,000 shares have been designated Series A Preferred Stock, 1,000,000 shares have been designated Series B Preferred Stock, 3,000,000 shares have been designated Series C Preferred Stock and 5,000,000 have been designated as Series D Preferred Stock. 2,596,666 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,926,666 shares of Series C Preferred Stock, warrants to purchase 10,000 shares of Series C Preferred Stock, 1,228,642 shares of Series D Preferred Stock and warrants to purchase 614,321 shares of Series D Stock shall be issued and outstanding prior to the Closing Date. All issued and outstanding shares of the Buyer's capital stock shall have been duly authorized and validly issued, shall be fully paid and nonassessable, and shall be issued in compliance with applicable federal and state securities laws. Except for (i) the conversion privileges of the Series D Preferred Stock to be issued under this Agreement, (ii) 2,000,000 shares of Common Stock reserved for issuance to the Buyer's employees, directors or consultants and (iii) the rights provided in Section 2 of the Amended and Restated Investor Rights Agreement dated hereof, a form of which is attached hereto as Exhibit A, there are no other outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Buyer of any shares of its capital stock.

        3.4 Subsidiaries. The Buyer has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

        3.5 Authorization. All corporate action on the part of the Buyer, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Buyer of this Agreement and the Investor Agreements, the authorization, issuance, sale and delivery of the Stock Consideration and the performance of all of the Buyer's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, and the Investor Agreements, when executed and delivered by the Buyer, each shall constitute a valid and legally binding obligation of the Buyer enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Stock Consideration, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Preferred Shares will have the rights, preferences and privileges described in the Buyer's Certificate of Incorporation; and the Stock Consideration will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Stock Consideration may be subject to restrictions on transfer under applicable securities laws as set forth herein.

        3.6 Changes. Since August 31, 1998, there has not been:

                (a) Any change in the assets, liabilities, financial condition or operations of the Buyer, other than changes in the ordinary course of business, or any other event or condition of any character, any of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Buyer;

                (b) Any resignation or termination of any key officers of the Buyer; and the Buyer, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                (c) Any change in the contingent obligations of the Buyer except by way of guaranty or endorsement for collection in ordinary course of business indemnity;

                (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Buyer;

                (e) Any direct or indirect loans made by the Buyer to or any material change in any compensation arrangement or agreement with, any stockholder, employee, officer or director of the Buyer, other than advances made in the ordinary course of business;

                (f) Any declaration or payment of any dividend or other distribution of the assets of the Buyer;

                (g) Any debt, obligation or liability incurred, assumed or guaranteed by the Buyer, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business; or any waiver by the Buyer of a valuable right or of a material debt owed to it;

                (h) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                (i) Any change in any material agreement to which the Buyer is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Buyer, including compensation agreements with the Buyer's employees; or

                (j) Any labor organization activity.

        3.7 Liabilities. The Buyer has no liabilities and, to the best of its knowledge, knows of no contingent liabilities, except current liabilities incurred in the ordinary course of business subsequent to August 31, 1998 which have not been, either in any individual case or in the aggregate, materially adverse.

        3.8 Title to Properties and Assets. The Buyer has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, loan, encumbrance or charge, except (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the Buyer's operations, and which have not arisen otherwise than in the ordinary course of business. With respect to property it leases, the Buyer is in compliance with such leases in all material respects.

        3.9 Patents, Trademarks. Set forth in the Buyer's Schedule is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Buyer, or of which the Buyer is a licensor or licensee or in which the Buyer has any right, and in each case a brief description of the nature of such rights. The Buyer, to the best of its knowledge after reasonable investigation, represents and warrants as follows:

                (a) The Buyer has sufficient title and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted with no known infringement of the rights of others.

                (b) There are no outstanding options, licenses, or agreements of any kind related to the foregoing, nor is the Buyer bound by or a party to any options, licenses or agreements with respect to the patents, patent applications, licenses, trade marks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information, proprietary rights and processes of any other person or entity.

                (c) The Buyer has not received any written or oral communication alleging that the Buyer has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity.

                (d) The Buyer is not aware that any of the Buyer's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the employee's best efforts to promote the interests of the Buyer or that would conflict with the Buyer's business as proposed to be conducted.

                (e) Neither the execution nor delivery of this Agreement, nor the operation of the Buyer's business by the employees of the Buyer, nor the conduct of the Buyer's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

                (f) The Buyer does not and will not, to the best of the Buyer's knowledge, need to utilize inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Buyer, except for inventions, trade secrets or proprietary information that have been assigned to the Buyer.

        3.10 Compliance with Other Instruments, None Burdensome. The Buyer is not in violation of any term of its Certificate of Incorporation or Bylaws, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, order or, to the best of its knowledge, any statute, rule or regulation applicable to the Buyer. The execution, delivery, and performance of and compliance with this Agreement and the Investor Agreements and the consummation of the transactions contemplated hereby and thereby, have not resulted and will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any lien, mortgage, pledge, encumbrance or charge upon any of the properties or assets of the Buyer or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Buyer, its business, its operations or any of its assets or properties; and there is no such violation or default which materially or adversely affects the Buyer's business or any of its properties or assets.

        3.11 Litigation.

                (a) There are no actions, suits, proceedings or investigations pending against the Buyer or any of its properties before any court or governmental agency (nor, to the best of the Buyer's knowledge, is there any reasonable basis therefor or threat thereof). The Buyer is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Buyer currently pending or that the Buyer intends to initiate.

                (b) The Buyer has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made any assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for any part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

        3.12 Employees. The Buyer does not have any employment contracts, deferred compensation agreements or bonus, incentive or profit sharing plans, either currently in effect or proposed, except an incentive stock plan adopted by the Buyer's Board of Directors covering the sale of up to 2,000,000 shares of Common Stock to employees, consultants and directors. The Buyer has no collective bargaining agreements with any of its employees and there is no labor union organizing activity pending or threatened with respect to the Buyer. Each former and current employee, officer and consultant of the Buyer has executed a Proprietary Information Agreement and no person has listed a "Prior Invention" on Exhibit A thereto.

        3.13 Registration Rights. Except as provided in this Agreement or the Amended and Restated Investor Rights Agreement, the Buyer is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

        3.14 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Buyer is required in connection with the valid execution and delivery of this Agreement or the Investment Agreements, or the offer, sale or issuance of the Stock Consideration, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Stock Consideration under the California Corporate Securities Law of 1968, as amended and other applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

        3.15 Securities Law Exemption. Subject to the accuracy of the Investors' representations in Section 2 of this Agreement, the offer, sale and issuance of the Stock Consideration constitute transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act" or the "Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

        3.16 Agreements: Action. Set forth in the Buyer's Schedule is a list of all material agreements entered into by the Buyer.

                (1) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Buyer and any of its officers, directors, affiliates, or any affiliate thereof.

                        (a) Except as set forth in the Buyer's Schedule, the Buyer and, to the Buyer's knowledge after having made due inquiry, its officers, directors or stockholders of the Buyer or any members of their immediate families (the "Managing Employees") have no interest (other than as holders of securities of a publicly-traded company), either directly or indirectly, in any entity, including without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which it is now engaged; (ii) is a supplier, customer, creditor, or has an existing contractual relationship with any of its Managing Employees; (iii) has any direct or indirect interest in any asset or property, real or personal, tangible, or intangible, of the Buyer or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of its business.

                        (b) No Managing Employees are, directly or indirectly, interested in any material contract with the Buyer (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Buyer). The Buyer is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                        (c) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Buyer is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Buyer in excess of $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Buyer (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Buyer's products or services, or (iv) indemnification by the Buyer with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                        (d) The Buyer has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights other than the sale of its inventory in the ordinary course of business.

                        (e) For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Buyer has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                        (f) The Buyer has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Buyer with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Buyer or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Buyer is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Buyer.

        3.17 Brokers or Finders; Other Offers. The Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

        3.18 Indemnification of Officers and Directors. The Buyer has provisions in its Certificate or its Bylaws for the indemnification of its officers and directors to the full extent permitted by law.

        3.19 Qualified Small Business. The Buyer qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code").

        3.20 Compliance with Laws; Permits. To its knowledge, the Buyer is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Buyer. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the Investor Agreements and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Buyer has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Buyer and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

        3.21 Tax Returns, Payments and Elections. The Buyer has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Buyer has paid all taxes and other assessments due, except those contested by it in good faith which are listed in the Buyer's Schedule. The provision for taxes of the Buyer as shown in the Balance Sheet is adequate for taxes due or accrued as of the date thereof. The Buyer has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the Buyer, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Buyer has properly withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, Federal income taxes, Federal Insurance Contribution Act taxes and federal Unemployment Tax Act taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositories. There is no tax lien imposed by any governmental body outstanding against the assets, properties or business of the Buyer.

        3.22 Title to Property and Assets. The Buyer owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Buyer's ownership or use of such property or assets. With respect to the property and assets it leases, the Buyer is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        3.23 Obligations of Management. Each officer of the Buyer is currently devoting his full-time to the conduct of the business of the Buyer. The Buyer is not aware of any officer or key employee or the Buyer planning to work less than full-time at the Buyer in the future.

        3.24 Minute Books. The minute books of the Buyer provided to the Investor's counsel contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

        3.25 Environmental and Safety Laws. To its knowledge, the Buyer is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        3.26 Section 83(b) Elections. To the Buyer's knowledge, all elections and notices permitted by Section 83(b) of the Internal Revenue Code and analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Buyer's common stock under agreements that provide for the vesting of such shares.

        3.27 Real Property Holding Corporation. The Buyer is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

        3.28 Investment Company Act. The Buyer is not an "investment company", or a company "controlled" by an "investment", within the meaning of the Investment Company Act of 1940, as amended.

        3.29 Employee Benefit Plan. The Buyer does not have or otherwise contributes to or participates in any employee benefit or other plan which is covered by or subject to ERISA.

        3.30 Prohibited Payments. Neither the Buyer nor any of its officers, directors, employees or agents has made any payment of funds of the Buyer prohibited by law and no funds of the Buyer have been set aside to be used for any payment prohibited by law.

        3.31 Manufacturing and Marketing Rights. The Buyer has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Buyer's exclusive right to develop, manufacture, assemble, distribute or market or sell its products.

        3.32 Insurance. The Buyer has fire and casualty insurance policies with coverage customary for companies similarly situated to the Buyer.

        3.33 Disclosure. None of the representations or warranties made by the Buyer in this Agreement or the Investor Agreements and no information in the Exhibits hereto or otherwise furnished to the Investors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Buyer which materially adversely affects or in the future may (so far as the Buyer can now reasonably foresee) have a material adverse effect or impair the ability of the Buyer to perform its obligations under this Agreement and the Investor Agreements which has not been set forth or reflected in this Agreement, the Investor Agreements or in the other documents, certificates and instruments referred to herein and delivered to the Investors by or on behalf of the Buyer on or prior to the date hereof in connection with the transactions contemplated by this Agreement or the Investor Agreements.


                                   ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING



        4.1 No Solicitation. Until the earlier of the Closing Date or the date of termination of this Agreement, Sellers will not (nor will the Sellers permit (to the extent they are legally able to do so) MNET or any of the Sellers' or MNET's respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of MNET (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of MNET (other than sales of inventory or products in the ordinary course of business or the transfer of Assets to DMT), (b) provide information with respect to MNET to any person, other than Buyer, relating to the possible acquisition of MNET (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of MNET (other than sales of inventory or products in the ordinary course of business), (c) enter into an agreement with any person, other than Buyer, providing for the acquisition of MNET (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of MNET (other than sales of inventory or products in the ordinary course of business or the transfer of Assets to DMT) or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of MNET (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), or any portion of the capital stock or assets of MNET (other than sales of inventory or products in the ordinary course of business), by any person, other than by Buyer. In addition to the foregoing, if the Seller or MNET receives prior to the Closing Date or the termination of this Agreement any offer or proposal relating to any of the above, the Seller will immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request.

        4.2 No Encumbrance. Until the earlier of the Closing Date or the date of termination of this Agreement, the Sellers will not (nor will the Sellers permit (to the extent they are legally able to do so) MNET or any of the Sellers' or MNET's respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any action which could in any way and at any time impair Sellers' good and valid title to all shares of the MNET Interests being transferred hereunder or could cause or lead to the creation of any lien, claim, charge, pledge, security interest, option, or other legal or equitable encumbrance with regard to any share or shares of the MNET Interests.

        4.3 Conduct of Buyer. Until the earlier of the Closing Date or the date of termination of this Agreement, Buyer will not issue shares of its capital stock for below fair value (other than pursuant to employee stock plans, and other than contracts and arrangements that exist as of the date of this Agreement. In addition, Buyer agrees to conduct its business in compliance with prudent business practices.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Access to Information.

                (a) Sellers will cause MNET to afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of MNET's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of MNET as may reasonably be requested.

                (b) Buyer will afford Seller and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as may reasonably be requested. No information or knowledge obtained in any investigation pursuant to this Section 5.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

        5.2 Expenses. Whether or not the purchase and sale of the MNET Interests contemplated hereby are consummated, all fees and expenses incurred in connection hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, will be the obligation of the respective party incurring such fees and expenses.

        5.3 Notification of Certain Matters. Seller will give prompt notice to Buyer, and Buyer will give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Seller, MNET or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 will not limit or otherwise affect any remedies available to the party receiving such notice.

        5.4 Board of Directors. Following the Closing, Buyer will increase the size of its Board of Directors to a total of seven seats and will appoint a representative designated by Sellers to fill one of the newly created seats.

        5.5 Standstill. Except as provided in this Agreement or the Investor Agreements, DMT will not, without the prior consent of Buyer, purchase, offer or contract to purchase, acquire any option to purchase, or otherwise acquire "beneficial ownership" (as defined in Rule 13d-3 under the

Exchange Act) of any shares of Buyer Stock if immediately following such purchase or other acquisition Seller would be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the then-outstanding Common Stock of Buyer.

        5.6 Non-Competition. As a material inducement to Buyer to consummate the transactions contemplated hereby, DMT agrees that, for two years following the Closing Date, it will not directly participate or engage in any business that directly competes with the business conducted by Buyer as of the Closing Date (a "COMPETITIVE BUSINESS") in any country in which Buyer operates or sells its products or services, nor will it hire any employee or former employee MNET. The operation of any incentive based program by DMT or its affiliates in connection with their businesses or the acquisition of, or consolidation, merger or joint venture with, any third party that competes with Buyer, shall not be deemed a "Competitive Business" hereunder. If any restriction set forth in this Section
5.8 is held to be unreasonable or unenforceable, then Seller agrees and hereby submits to the reduction and limitation of such restriction to such area or period as shall be deemed reasonable and enforceable. Seller agrees that the covenants provided for above, including the term and the geographical area encompassed therein, are necessary and reasonable in order to protect Buyer in the conduct of the business of MNET and the utilization of their respective assets, tangible and intangible, including goodwill. It is expressly agreed between Buyer and Seller that monetary damages may not be adequate to compensate Buyer for any breach by Seller of the covenants and agreements set forth above. Accordingly, Seller agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to Buyer and that, in addition to any other remedies which may be available, Buyer shall be entitled to seek injunctive relief against the threatened breach of these covenants or the continuation of any such breach by Seller.

        5.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. In addition, after the Closing, to the extent that Seller has business relationships with suppliers and/or customers of MNET, following the Closing, Seller will timely satisfy all obligations to such parties and otherwise carry on its relationships with such parties in a businesslike and commercially reasonable manner.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

        6.1 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which (except Section 6.1(e)) may be waived by Seller:

                (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement will be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and the Seller will have received a certificate to such effect signed on behalf of Buyer by a duly authorized officer of Buyer;

                (b) Agreements and Covenants. Buyer will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Seller will have received a certificate to such effect signed by a duly authorized officer of Buyer;

                (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the purchase and sale of the MNET Interests contemplated hereby will be in effect.

                (d) Material Adverse Change. There will not have occurred any material adverse change in the business, assets (including intangible assets) financial condition, results of operations or prospects of Buyer since the date of this Agreement.

                (e) Stock Consideration to Comprise 19.9%. The Stock Consideration to be issued to Seller pursuant the terms of this Agreement shall comprise at least 19.9% of the shares of fully diluted Buyer Capital Stock issued and outstanding as of the date hereof (including (i) all vested and unvested options previously granted to employees, consultants and directors;
(ii) all stock and warrants previously issued or to be issued in connection with a $2,500,000 equity financing identified in Section 6.1(f) below and (iii) not including stock and warrants issued or to be issued in connection with the equity financing for amounts invested in excess of $2,500,000).

                (f) Investment in Buyer. The Buyer shall have raised a minimum of $2,500,000 through the sale of its equity securities and shall have deposited the proceeds of such sale of securities in a veritable account or shall otherwise provide proof of receipt of such funds.

        6.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived , in writing, exclusively by Buyer:

                (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement will be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Buyer will have received a certificate to such effect signed on behalf of the Seller by a duly authorized officer of the Seller;

                (b) Agreements and Covenants. Seller will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Buyer will have received a certificate to such effect signed by a duly authorized officer of Seller;

                (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the purchase and sale of the MNET Interests contemplated hereby will be in effect.

                (d) Material Adverse Change. There will not have occurred any material adverse change in the business, assets (including intangible assets) financial condition, results of operations or prospects of MNET since the date of this Agreement.


                                   ARTICLE VII

                        SURVIVAL; INDEMNIFICATION; ESCROW

        7.1 Survival and Limitations of Claims. The representations and warranties of the parties contained herein will survive the Closing until the first anniversary of the Closing Date. Notwithstanding the first sentence of this Section 7.1, and without limiting the generality thereof, any representation or warranty, covenant or agreement in respect of which indemnity may be sought under any section of this Agreement will survive the time at which it would otherwise terminate pursuant to this Agreement, if notice of the breach of the representation or warranty, covenant or agreement giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought, prior to such time. In the event that Seller is obligated to indemnify Buyer pursuant to Section 7.2 hereof, Buyer shall not be entitled to claim indemnity from Seller unless the amount of Losses (as defined below in Section 7.2(a)) is in excess of $50,000, in which case, Buyer shall be entitled to claim against Seller the entire amount of the Losses; in no event shall Seller's indemnification obligation hereunder exceed the value of 66% of the Stock Consideration as of the Closing Date, which indemnification obligation may be satisfied with the Stock Consideration or any portion thereof. In the event that Buyer breaches any representation or warranty causing damage or loss to Seller, Seller shall not be entitled to claim the amount of any such damage or loss from Buyer unless the amount of Losses (as defined below in section 7.2(b)) in excess of $50,000, in which case, Seller shall be entitled to claim against Buyer the entire amount of Losses.

        7.2 Indemnification.

                (a) Seller Indemnity. DMT will indemnify Buyer against and agree to hold harmless from any and all damage, loss, liability, claim, obligation of any nature whatsoever and expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("LOSS") incurred by Buyer arising out of any breach of any representation or warranty, covenant or other agreement of DMT contained or incorporated by reference herein.

                (b) Buyer Indemnity: Buyer will indemnify Seller against and agree to hold harmless from any and all damage, loss, liability, claim, obligation of any nature whatsoever and expense (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("LOSS") incurred by Seller arising out of any breach of any representation or warranty, covenant or other agreement of Buyer contained or incorporated by reference herein.

                (c) If seeking indemnification pursuant to Section 7.2, the indemnified party will give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The indemnified party will have the right in its sole discretion to control the defense of and settle any such claim; provided, however, that except with the consent of the indemnifying party, no settlement of any such claim will alone be determinative of the amount of any indemnity hereunder. In the event that the indemnifying party has consented to any such settlement, the indemnifying party will have no power or authority to object under any provision of this Article VII to the amount (but not the right to indemnification in the first place) of any indemnification claim by Buyer with respect to such settlement. The indemnifying party will be entitled, at its expense, to participate in such defense. No investigation by the indemnified party at or prior to the Closing will relieve the indemnifying party of any liability hereunder.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                (a) by mutual consent of Buyer and Seller;

                (b) by Buyer or Seller if: (i) the Closing Date has not occurred by December 31, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) will not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be an order of a federal or state court in effect preventing consummation of the purchase and sale of the MNET Interests contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the purchase and sale of the MNET Interests contemplated hereby by any Governmental Entity that would make consummation of the purchase and sale of the MNET Interests contemplated hereby illegal;

                (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would:
(i) prohibit Buyer's or MNET's ownership or operation of all or a portion of the business of MNET or (ii) compel Buyer or MNET to dispose of or hold separate all or a portion of the business or assets of Buyer or MNET as a result of the transactions contemplated hereby;

                (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and (i) such breach has not been cured within five (5) business days after written notice to Seller (provided that, no cure period will be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied;

                (e) by Seller if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would: (i) prohibit Seller's ownership or operation of all or a portion of its business or (ii) compel Seller to dispose of or hold separate all or a portion of its business or assets as a result of the transactions contemplated hereby;

                (f) by Seller if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and (i) such breach has not been cured within five (5) business days after written notice to Buyer (provided that, no cure period will be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.1(a) or 6.1(b), as the case may be, would not then be satisfied.

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of Buyer, Seller or MNET, or their respective officers, directors or stockholders or shareholders, provided that each party will remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2 and
5.3 of this Agreement will remain in full force and effect and survive any termination of this Agreement.

        8.3 Amendment. This Agreement may be amended by the parties hereto at any time, but any such amendment shall be valid only by execution of an instrument in writing signed on behalf of Buyer and Seller.

        8.4 Extension; Waiver. At any time prior to the Closing Date, Buyer, on the one hand, and Seller on the other, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Buyer, to:

                      Intellipost Corporation
                      565 Commercial Street
                      San Francisco, CA
                      Attention:  Chief Financial Officer
                      Telecopy No.:  (415) 676-3700

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Mario M. Rosati, Esq.
                      Telecopy No.:  (415) 496-4082

               (b)    if to Sellers, to:

                      Direct Marketing Technology, Inc.
                      955 American Lane
                      Schaumburg, Illinois
                      Attn:  President
                      Telecopy:


                      and

                      Brigar Computer Services, Inc.
                      c/o Direct Marketing Technology, Inc.
                      see above


                      with a copy to:


                      Experian Information Solutions, Inc.
                      505 City Parkway West
                      Orange, California 92868
                      Attn: General Counsel
                      Telecopy: (714) 938-2513

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. Each party hereto hereby submits to the exclusive jurisdiction of the federal and state courts of the State of California in respect of any legal action or proceeding arising out of or relating to this Agreement.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.9 Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including, but not limited to Sections 5.8, 5.9 and 5.10 hereof, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



             [The remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                            INTELLIPOST CORPORATION

                                            By /s/ Steven M. Markowitz
                                               ---------------------------------
                                               Name: Steven M. Markowitz
                                               Title:



                                            DIRECT MARKETING TECHNOLOGY, INC.


                                            By /s/ Thomas Newkirk
                                               ---------------------------------
                                               Name:
                                               Title:



                                            BRIGAR COMPUTER SERVICES, INC.

                                            By /s/ Thomas Newkirk
                                               ---------------------------------
                                               Name:
                                               Title:



INTEREST PURCHASE AGREEMENT